UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

VizConnect, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-170779	27-3687123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Dwight Road Longmeadow, Massachusetts 01106
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 849-2666

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of March 6, 2015, VizConnect, Inc (the “Company”) had a total of fifteen (15) long-term and short-term convertible notes (the “Notes”) with interest rates ranging from 8% to 12% per annum that may be converted into Company’s common stock (the “Common Stock”) at a variable discount to the market price at the time of conversion. The Notes, upon Company’s default and delivery of the conversion notice by the holder of the Notes, may be convertible into shares of Common Stock based upon either i) the lowest closing price of our stock during certain number of trading days prior to the conversion date, subject to conversion price discounts that vary from 50% to 60% discount, or ii) the conversion price of $0.14 per share. There are 160,810,746 shares of Common Stock outstanding and the Company has reserved an aggregate of 78,102,155 shares for the issuance of Common Stock underlying the Notes as of the date of this current report.

The aggregate principal amount of the Notes is $695,143. As of March 6, 2015, following a series of conversion notices delivered by certain holders of the Notes, an aggregate of $159,406 of the Notes have been converted into the Common Stock, resulting in an issuance of 93,990,551 shares of Common Stock to such note holders. The current outstanding principal balance of the Notes is $535,737. Using the assumed closing price on March 5, 2015, if all of the Company’s outstanding Notes were to be converted to the Common Stock, the Company would be required to issue approximately an additional 564,714,309 shares in addition to the shares reserved for the Notes.

Below table summarizes the terms of the outstanding convertible notes described above.

Loan Holder	Loan Date	Maturity Date	Interest Rate	Principal Amount	Conversion Price / Conversion Discount %	Principal Amount Converted	# of Common Stock Converted	Principal Amount Balance as of 3/6/2015
Note #1	7/2/2014	6/25/2016	12%	$55,833	60%	$21,245	18,545,000	$34,588
Note #2	7/3/2014	7/3/2015	8%	$78,750	58%	-	-	$78,750
Note #3	7/17/2014	1/17/2015	12%	$50,000	50%	$20,116	16,739,756	$29,884
Note #4	7/17/2014	4/21/2015	8%	$68,000	58%	$61,275	58,245,459	$6,725
Note #5	8/25/2014	2/25/2015	12%	$50,000	50%	-	-	$50,000
Note #6	9/8/2014	6/10/2015	8%	$53,000	58%	-	-	$53,000
Note #7	10/1/2014	9/25/2015	8%	$25,000	55%	-	-	$25,000
Note #8	11/14/2014	11/14/2015	10%	$57,000	58%	-	-	$57,000
Note #9	12/16/2014	6/25/2016	12%	$25,000	60%	-	-	$25,000
Note #10	5/23/2013	3/1/2018	12%	$10,000	$0.14	-	-	$10,000
Note #11	5/30/2013	3/1/2018	12%	$10,000	$0.14	-	-	$10,000
Note #12	6/24/2013	3/1/2018	12%	$10,000	$0.14	-	-	$10,000
Note #13	6/30/2013	3/1/2018	12%	$10,000	$0.14	-	-	$10,000
Note #14	6/30/2013	3/1/2018	12%	$10,000	$0.14	-	-	$10,000
Note #15	2/6/2013	2/6/2018	8%	$182,560	$0.14	$56,770	460,336	$125,790
Total:				$695,143		$159,406	93,990,551	$535,737

Item 3.02. Amendments to Certificate of Incorporation

The information included in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIZCONNECT, INC.

Dated: March 9, 2015	By:	/s/ Paul Cooleen
Paul Cooleen
President and Chief Executive Officer